Exhibit 99.1
Revance Reports First Quarter 2021 Financial Results,
Provides Corporate Update
- Q1 revenue for the RHA® Collection of dermal fillers of $11.6 million
- HintMD’s processing volume run-rate more than doubled to over $400 million from the prior quarter
- Over 1,500 aesthetic accounts activated across products and services at quarter-end
- Status of the U.S. Food and Drug Administration (FDA) pre-approval inspection
- Conference call and webcast today at 4:30 p.m. ET

NASHVILLE, Tenn., May 10, 2021 - Revance Therapeutics, Inc. (Nasdaq: RVNC), a biotechnology company focused on innovative aesthetic and therapeutic offerings, today reported financial results for the first quarter ended March 31, 2021 and provided a corporate update.
Financial Highlights
•Revenue for the first quarter 2021 totaled $13.3 million compared to $0.1 million for the first quarter 2020. The increase was primarily due to sales resulting from the commercial launch of the RHA® Collection of dermal fillers and increased revenue related to the biosimilar program. Revenue included $11.6 million of product revenue from sales of the RHA® Collection of dermal fillers, $1.5 million of collaboration revenue and $0.1 million of service revenue from the HintMD platform.
•Selling, general and administrative (SG&A) expenses for the first quarter 2021 were $49.0 million compared to $21.2 million for the first quarter 2020. The increase was primarily due to sales and marketing expenses related for the RHA® Collection of dermal fillers, pre-commercial activities for DaxibotulinumtoxinA for Injection and other personnel-related expenses from integrating HintMD. SG&A expenses include depreciation and amortization and stock-based compensation. Excluding these expenses, non-GAAP SG&A expenses were $40.8 million for the first quarter 2021.
•Research and development (R&D) expenses for the first quarter 2021 were $27.3 million compared to $39.8 million for the first quarter 2020. The decrease was primarily due to lower clinical trial costs and regulatory costs as the company completed multiple clinical trials in 2020, offset by costs related to pre-commercial manufacturing and developmental efforts. R&D expenses include depreciation and amortization and non-cash stock-based compensation. Excluding these expenses, non-GAAP R&D expenses were $23.5 million for the first quarter 2021.
•Total operating expenses for the first quarter 2021 were $83.3 million compared to $61.0 million for first quarter 2020. Excluding costs of revenue, depreciation and amortization, stock-based compensation and in-process research and development, non-GAAP operating expenses for the first quarter 2021 were $64.2 million.
•Net loss for the first quarter 2021 was $71.6 million.

•Cash, cash equivalents and short-term investments as of March 31, 2021 were $386.8 million.
•Net proceeds from the issuance of approximately 0.8 million shares of common stock during the first quarter under the company’s At-the-Market (ATM) program totaled $21.7 million. Since the fourth quarter of 2020, a total of $90.1 million in net proceeds have been raised on the ATM program, which has aggregate offering price of up to $125 million.
“We are very pleased with our commercial execution in the first quarter, particularly given the impact of COVID-19 and seasonality, where the first quarter is traditionally a slower time of the year for the aesthetics market. We are also encouraged by the progress we are making in our therapeutics franchise as we begin laying the groundwork for our first anticipated approval in the treatment of muscle movement disorders,” said Mark Foley, President and Chief Executive Officer. “Our FDA approval for DaxibotulinumtoxinA for Injection for glabellar lines remains under review with a deferred action due to COVID-related travel restrictions. We stand ready for the pre-approval inspection of our manufacturing facility and are actively engaging with the FDA to schedule an inspection date as soon as possible. We continue to anticipate an approval this year and, as we have noted before, the FDA did not indicate that there were any other review issues beyond the pending inspection.”
Foley continued, “We remain focused on execution for the balance of the year and believe we are well positioned for continued growth based on our targeted launch strategy, differentiated products and services and anticipated approval of our next-generation neuromodulator. When combined with our efforts in therapeutics and steady progress in our partnerships, we are encouraged by the longer-term growth opportunities that will be available to us.”

First Quarter Highlights and Subsequent Updates
Aesthetics Franchise
•RHA® Collection revenue totaled $11.6 million for the first quarter 2021 and $21.6 million in the first two full quarters of commercial launch. Strong revenue growth was driven by increased account penetration, supported by the ramp up of training programs along with targeted influencer and digital media campaigns. The number of aesthetic accounts across the RHA® Collection and HintMD fintech platform totaled over 1,500 at the end of the first quarter 2021.
•Record quarter for HintMD processing volume run-rate. HintMD’s processing volume run-rate more than doubled to over $400 million from the prior quarter driven by increased account penetration and a streamlined sales and customer acquisition process.
•Biologics License Application (BLA) for DaxibotulinumtoxinA for Injection in the treatment of glabellar lines remains under U.S. Food and Drug Administration (FDA) review. As of the date of this earnings press release, the FDA has not scheduled or conducted a pre-approval inspection of the company's Northern California manufacturing facility. The company previously announced that the FDA did not indicate any further outstanding review issues beyond the pending inspection. The company continues to work closely with the FDA to schedule an inspection as soon as possible and is building inventory of the drug product in preparation for launch. The company will issue a press release when it receives official communication from the FDA on the company’s inspection timing.
Therapeutics Franchise
•Positive topline Phase 2 data from the JUNIPER study on DaxibotulinumtoxinA for Injection for the treatment of adults with upper limb spasticity. In February, the company announced that the JUNIPER study delivered efficacy, safety and dosing data that warranted advancement of the program to Phase 3.

•Strengthened commercial foundation of the therapeutics franchise. Given the company’s progress in its clinical trial programs, including the successful completion of the ASPEN-1 Phase 3 trial of DaxibotulinumtoxinA for Injection in cervical dystonia, the company has begun building the commercial foundation for the therapeutics franchise in preparation for launch, following approval. During and subsequent to the quarter-end, the company strengthened its therapeutics team with key hires and promotions, including the appointment of Angela Willis as Vice President of Market Access. Ms. Willis has more than 20 years of experience in biopharma market access and pricing strategy across multiple therapeutics areas including neurology, having served as the Vice President of Market Access at Alder Pharmaceuticals (now Lundbeck Seattle BioPharmaceuticals).
Corporate Highlights
•Advancement in international partnership with Shanghai Fosun Pharmaceutical Industrial Development Co. (Fosun Pharma Industrial). In April, the company announced that Fosun Pharma Industrial enrolled their first patients in two separate Phase 3 trials of DaxibotulinumtoxinA for Injection in China, for the potential treatment of glabellar lines and cervical dystonia.
Near-Term Milestone Expectations
Aesthetics Franchise:
•BLA approval for DaxibotulinumtoxinA for Injection in the treatment of glabellar lines anticipated in 2021.
•The release of the next-generation HintMD fintech platform, including the vertical integration of payment facilitation (PayFac), planned for mid-2021.
•Our partner, Teoxane SA, has submitted the pre-market approval application for RHA® 1 for perioral (lip) lines and anticipates FDA approval in the second half 2021. RHA® 1 will be added to Revance’s RHA® Collection offering, once approved.
Therapeutics Franchise:
•Topline results from the ASPEN-OLS Phase 3 open-label, long-term safety study of DaxibotulinumtoxinA for Injection for the treatment of cervical dystonia expected in the second half 2021.
•End-of-Phase 2 meeting with the FDA anticipated in the second half of 2021 for DaxibotulinumtoxinA for Injection for the treatment of adults with upper limb spasticity.
2021 Financial Outlook
Revance reiterates its financial guidance provided in February 2021. The company expects 2021 GAAP operating expenses to be $375 million to $390 million and non-GAAP operating expenses, which exclude costs of revenue, depreciation and amortization and stock-based compensation to be $270 million to $285 million. Revance expects 2021 non-GAAP research and development expense to be $95 million to $105 million. With the current cash, cash equivalents and short-term investments, management projects that the company is funded into 2024.
Conference Call
Revance will host a corresponding conference call and a live webcast at 1:30 p.m. PT / 4:30 p.m. ET on May 10, 2021 to discuss the results and provide a business and pipeline update. Individuals interested in listening to the conference call may do so by dialing (855) 453-3827 for domestic callers, or (484) 756-4301 for international callers and reference conference ID: 5082423; or from the webcast link in the investor relations section of the company's website at: www.revance.com.
A replay of the call will be available beginning May 10, 2021 at 4:30 p.m. PT / 7:30 p.m. ET to May 11, 2021 at 4:30 p.m. PT / 7:30 p.m. ET. To access the replay, dial (855) 859-2056 or (404) 537-3406 and reference conference ID: 5082423. The webcast will be available in the investor relations section on the company's website for 30 days following the completion of the call.

About Revance Therapeutics, Inc.
Revance Therapeutics, Inc. is a biotechnology company focused on innovative aesthetic and therapeutic offerings, including its next-generation neuromodulator product, DaxibotulinumtoxinA for Injection. DaxibotulinumtoxinA for Injection combines a proprietary stabilizing peptide excipient with a highly purified botulinum toxin that does not contain human or animal-based components. Revance has successfully completed a Phase 3 program for DaxibotulinumtoxinA for Injection in glabellar (frown) lines and is pursuing U.S. regulatory approval. Revance is also evaluating DaxibotulinumtoxinA for Injection in the full upper face, including glabellar lines, forehead lines and crow's feet, as well as in two therapeutic indications - cervical dystonia and adult upper limb spasticity. To accompany DaxibotulinumtoxinA for Injection, Revance owns a unique portfolio of premium products and services for U.S. aesthetics practices, including the exclusive U.S. distribution rights to the RHA® Collection of dermal fillers, the first and only range of FDA-approved fillers for correction of dynamic facial wrinkles and folds, and the HintMD fintech platform, which includes integrated smart payment, subscription and loyalty digital services. Revance has also partnered with Viatris (formerly Mylan N.V.) to develop a biosimilar to BOTOX®, which would compete in the existing short-acting neuromodulator marketplace. Revance is dedicated to making a difference by transforming patient experiences. For more information or to join our team visit us at www.revance.com.
“Revance Therapeutics” and the Revance logo are registered trademarks of Revance Therapeutics, Inc.
Resilient Hyaluronic Acid® and RHA® are trademarks of TEOXANE SA.
BOTOX® is a registered trademark of Allergan, Inc.

Forward-Looking Statements
Any statements in this press release that are not statements of historical fact, including statements related to Revance’s financial outlook, milestone expectations, expected cash runway and financial performance; statements about our ability to obtain, and the timing relating to, regulatory approval and meetings with respect to our drug product candidates, including with respect to DaxibotulinumtoxinA for Injection in glabellar lines and in therapeutic indications; the timing and outcome of the FDA’s inspection of the Northern California manufacturing facility; the rate and degree of commercial acceptance, opportunity and growth potential of Teoxane’s RHA® Collection of dermal fillers and the HintMD fintech platform, and our product candidates, if approved; the growth opportunities available to the company; the ability and timing for our partner, Teoxane SA, to obtain FDA approval for RHA® 1 for perioral (lip) lines; the process and timing of, and ability to complete, the current and anticipated future clinical development of our product candidates; the initiation, design, enrollment, submission, timing and results of our clinical studies; the timing of the release of the next-generation HintMD fintech platform; development of a biosimilar to BOTOX® with our partner, Viatris; the progress of our international partnerships; statements about our business strategy, timeline and other goals, plans and prospects, including our commercialization plans; and potential benefits of our drug product candidates and our technologies, including the RHA® Collection of dermal fillers and HintMD fintech platform, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance, events, circumstances or achievements reflected in the forward-looking statements will ever be achieved or occur.
Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from our expectations. These risks and uncertainties relate, but are not limited to: the results, timing, costs, and completion of our research and development activities and regulatory approvals, including the continuing delay in the FDA’s approval of the BLA for DaxibotulinumtoxinA for Injection for the treatment of glabellar lines, including as a result of delays in the site inspection conducted of our manufacturing facility due to COVID-19-related policies and travel restrictions currently in place at the FDA, observations made by the FDA during the site inspection or other reasons; the impact of the COVID-19 pandemic on our manufacturing operations, supply chain, end user demand for our products, commercialization efforts, business operations, clinical trials and other aspects of our business; our ability to manufacture supplies for our product candidates and to acquire supplies of the RHA® Collection of dermal fillers; the uncertain clinical development process; the risk that clinical trials may not have an effective design or generate positive results; the applicability of clinical study results to actual outcomes; the rate and degree of economic benefit, the safety, commercial acceptance and the market, competition, size and growth potential of the RHA® Collection of dermal fillers, the HintMD fintech platform and our drug product candidates, if approved; our ability to successfully commercialize the RHA® Collection of dermal fillers, the HintMD fintech platform and our drug product candidates, if approved, and the timing and cost of commercialization activities; our ability to develop sales and marketing capabilities; the status of commercial collaborations; our ability to obtain funding for our operations; our ability to continue obtaining and maintaining intellectual property protection for our drug product candidates; and our financial performance, including future revenue, expenses and capital requirements. Detailed information regarding factors that may cause actual results to differ materially from the results expressed or implied by statements in this press release may be found in our periodic filings with the Securities and Exchange Commission (SEC), including factors described in the section entitled "Risks Factors" on our Form 10-K filed with the SEC on February 25, 2021 and including, without limitation, our Form 10-Q for the quarter ended March 31, 2021, expected to be filed with the SEC on May 10, 2021. The forward-looking statements in this press release speak only as of the date hereof. We disclaim any obligation to update these forward-looking statements.

Use of Non-GAAP Financial Measures
Revance has presented certain non-GAAP financial measures in this release. This release and the reconciliation tables included herein include non-GAAP selling, general and administrative expenses, which excludes depreciation and amortization and stock-based compensation; non-GAAP R&D expense, which excludes depreciation and amortization and non-cash stock-based compensation; and total non-GAAP operating expense, which excludes costs of revenue, depreciation and amortization, stock-based compensation and in-process research and development costs. Revance excludes costs of revenue, depreciation and amortization, stock-based compensation, and non-cash in-process research and development costs because management believes the exclusion of these items is helpful to investors to evaluate Revance's recurring operational performance. Revance management uses these non-GAAP financial measures to monitor and evaluate its operating results and trends on an on-going basis, and internally for operating, budgeting and financial planning purposes. The non-GAAP financial measures should be considered in addition to results prepared in accordance with GAAP but should not be considered a substitute for or superior to GAAP results.
Certain non-GAAP measures included in this report were not reconciled to the comparable GAAP financial measures because the GAAP measures are not accessible on a forward-looking basis. The company is unable to reconcile these forward-looking non-GAAP financial measures to the most directly comparable GAAP measures without unreasonable efforts because the company is currently unable to predict with a reasonable degree of certainty the type and extent of certain items that would be expected to impact GAAP measures for these periods but would not impact the non-GAAP measures. Such items include costs of revenue, depreciation and amortization, stock-based compensation, and non-cash in-process research and development costs. The unavailable information could have a significant impact on the company’s GAAP financial results.

Investors
Revance Therapeutics, Inc.:
Jessica Serra, 626-589-1007
Jessica.serra@revance.com
or
Gilmartin Group, LLC.:
Laurence Watts, 619-916-7620
laurence@gilmartinir.com

Media
Revance Therapeutics, Inc.:
Sara Fahy, 949-887-4476
sfahy@revance.com
or
General Media:
Goodfuse:
Jenifer Slaw, 347-971-0906
jenifer.slaw@Goodfuse.com
or
Trade Media:
Nadine Tosk, 504-453-8344
nadinepr@gmail.com

Source: Revance Therapeutics, Inc.

REVANCE THERAPEUTICS, INC.
Condensed Consolidated Balance Sheets
(In thousands, except share and per share amounts)
(Unaudited)

	March 31,	December 31,
	2021	2020
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$249,427	$333,558
Short-term investments	137,386	102,947
Accounts and other receivables, net	5,186	1,829
Inventories	5,629	5,876
Prepaid expenses and other current assets	8,799	5,793
Total current assets	406,427	450,003
Property and equipment, net	20,766	17,499
Goodwill	146,964	146,964
Intangible assets, net	67,837	71,343
Operating lease right of use assets	28,779	29,632
Restricted cash	3,445	3,445
Other non-current assets	1,729	1,334
TOTAL ASSETS	$675,947	$720,220
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$7,079	$12,657
Accruals and other current liabilities	27,101	32,938
Deferred revenue, current portion	9,046	7,851
Operating lease liabilities, current portion	4,472	4,437
Derivative liability	3,140	3,081
Total current liabilities	50,838	60,964
Convertible senior notes	279,694	180,526
Deferred revenue, net of current portion	74,967	77,294
Operating lease liabilities, net of current portion	26,201	27,146
TOTAL LIABILITIES	431,700	345,930
STOCKHOLDERS’ EQUITY
Convertible preferred stock, par value $0.001 per share — 5,000,000 shares authorized, and no shares issued and outstanding as of March 31, 2021 and December 31, 2020	—	—
Common stock, par value $0.001 per share — 95,000,000 shares authorized both as of March 31, 2021 and December 31, 2020; 71,411,389 and 69,178,666 shares issued and outstanding as of March 31, 2021 and December 31, 2020, respectively	71	69
Additional paid-in capital	1,432,457	1,500,514
Accumulated deficit	(1,188,281)	(1,126,293)
TOTAL STOCKHOLDERS’ EQUITY	244,247	374,290
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$675,947	$720,220

REVANCE THERAPEUTICS, INC.
Condensed Consolidated Statements of Operations and Comprehensive Loss
(In thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2021	2020
Revenue:
Product revenue	$11,647	$—
Collaboration revenue	1,511	58
Service revenue	141	—
Total Revenue	13,299	58
Operating expenses:
Cost of product revenue (exclusive of amortization)	4,217	—
Cost of service revenue (exclusive of amortization)	—	—
Selling, general and administrative	49,005	21,224
Research and development	27,251	39,794
Amortization	2,838	—
Total operating expenses	83,311	61,018
Loss from operations	(70,012)	(60,960)
Interest income	97	1,491
Interest expense	(1,560)	(2,148)
Changes in fair value of derivative liability	(59)	(90)
Other expense, net	(105)	(126)
Loss before income taxes	(71,639)	(61,833)
Income tax provision	—	(100)
Net loss	(71,639)	(61,933)
Unrealized gain and adjustment on securities included in net loss	—	521
Comprehensive loss	$(71,639)	$(61,412)
Basic and diluted net loss	$(71,639)	$(61,933)
Basic and diluted net loss per share	$(1.08)	$(1.15)
Basic and diluted weighted-average number of shares used in computing net loss per share	66,636,830	53,868,036

REVANCE THERAPEUTICS, INC.
Reconciliation of GAAP SG&A Expense to Non-GAAP SG&A Expense
(In thousands)
(Unaudited)

Three Months Ended
March 31, 2021
SG&A expense:
GAAP SG&A expense	$49,005
Adjustments:
Stock-based compensation	(7,281)
Depreciation and amortization	(932)
Non-GAAP SG&A expense	$40,792

REVANCE THERAPEUTICS, INC.
Reconciliation of GAAP R&D Expense to Non-GAAP R&D Expense
(In thousands)
(Unaudited)

Three Months Ended
March 31, 2021
R&D expense:
GAAP R&D expense	$27,251
Adjustments:
Stock-based compensation	(3,326)
Depreciation and amortization	(471)
Non-GAAP R&D expense	$23,454

REVANCE THERAPEUTICS, INC.
Reconciliation of GAAP Operating Expense to Non-GAAP Operating Expense
(In thousands)
(Unaudited)

Three Months Ended
March 31, 2021
Operating expense:
GAAP operating expense	$83,311
Adjustments:
Stock-based compensation	(10,607)
Depreciation and amortization	(4,241)
Costs of revenue (exclusive of amortization)	(4,217)
Non-GAAP operating expense	$64,246